Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-201737) of Medtronic plc (formerly Medtronic, Inc.) of our report dated October 21, 2014, appearing in the annual report on Form 11-K of the Medtronic, Inc. Savings and Investment Plan as of and for the year ended April 30, 2014.

Minneapolis, Minnesota

February 27, 2015